                                                                    Exhibit 21.1
e.spire Communications, Inc.
(formerly American Communications Services, Inc.)


MATERIAL SUBSIDIARIES

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
                                                            INCORPORATION            QUALIFIED
SUBSIDIARY                                                  DATE                     IN

American Communications Services International, Inc.        10/4/96*                 MD
ACSI Advanced Data Services, Inc.                           5/2/96+                  AR, GA, KY
ACSI Local Switched Services, Inc.                          11/27/96+                all states
ACSI Network Technologies, Inc.                             5/7/97+
American Communication Services of Albuquerque, Inc.        1/4/95*                  MD, NM
American Communication Services of Amarillo, Inc.           7/26/95+                 TX
American Communication Services of Atlanta, Inc.            3/31/1998+               GA
American Communication Services of Austin, Inc.             2/24/94*                 TX, MD
American Communication Services of Baton Rouge, Inc.        7/26/95+                 LA
American Communication Services of Birmingham, Inc.         1/9/95*                  AL, MD
American Communication Services of Charleston, Inc.         11/17/94*                SC, MD
American Communication Services of Chattanooga, Inc.        11/4/94*                 TN, MD
American Communication Services of Colorado Springs, Inc.   4/10/96+                 CO
American Communication Services of Columbia, Inc.           6/2/94*                  MD, SC
American Communication Services of Columbus, Inc.           10/5/95+                 GA
American Communication Services of Corpus Christi, Inc.     4/10/96+                 TX
American Communication Services of Dallas, Inc.             10/2/96+                 TX
American Communication Services of El Paso, Inc.            11/10/94*                MD, TX
American Communication Services of Fort Worth, Inc.         3/1/94*                  MD, TX
American Communication Services of Greenville, Inc.         6/2/94*                  MD, SC
American Communication Services of Irving, Inc.             6/21/95*                 TX
American Communication Services of Jackson, Inc.            7/26/95+                 MS
American Communication Services of Jacksonville, Inc.       5/9/96+                  FL
American Communication Services of Kansas City, Inc.        4/10/96+                 MO, KS-2/5/97
American Communication Services of Las Vegas, Inc.          10/5/95+                 NV
American Communication Services of Lexington, Inc.          1/4/95*                  KY, MD
American Communication Services of Little Rock, Inc.        8/16/94*                 AR, MD
American Communication Services of Louisiana, Inc.          9/15/92*                 LA, MD
American Communication Services of Louisville, Inc.         4/12/94*                 KY, MD
American Communication Services of Maryland, Inc.           10/20/95+
American Communication Services of Mobile, Inc.             1/9/95*                  AL, MD
American Communication Services of Montgomery, Inc.         7/26/95+                 AL
American Communication Services of Pima County, Inc.        1/4/95*                  AZ, MD
American Communication Services of San Antonio              1/1/95                   TX
American Communication Services of Shreveport, Inc.         7/26/95+                 LA
American Communication Services of Spartanburg, Inc.        7/26/95+                 SC
American Communication Services of Tampa, Inc.              3/19/97+                 FL
American Communication Services of Tulsa, Inc.              5/9/96+                  OK
Cybergate, Inc.                                             9/2/93                   FL, GA, MD

*    a Delaware Corporation
+    a Maryland Corporation
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